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Exhibit 99.1
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 iGATE Capital Appoints Technology Industry Veteran as Chief Financial Officer

 First Position Filled in Campaign to Built Elite Management Team for eServices
                                Holding Company

PITTSBURGH, PA, March 9, 2000-- iGATE Capital Corp. (NASDAQ NM: IGTE), the Internet-centric holding company for the eServices market, today announced the appointment of Bruce Haney as Managing Director, Chief Financial Officer. Haney's skills and background are ideal for this role, which will involve managing the rapid growth of iGATE's operating companies and enabling their eventual transition from private entities to publicly-held concerns.

"Bruce has an irrepressible passion for this high-speed environment, and has the experience and abilities to achieve a great deal for iGATE in both the short- and long-term," said Sunil Wadhwani, CEO if iGATE Capital. "We are relying heavily on him to aggressively prepare our operating companies for IPOs."

Before joining iGATE Capital, Haney served as CFO for FORE Systems, Inc., where he was responsible for communicating corporate strategy and financial results with Wall Street. Haney worked directly with several analysts who covered FORE and many other institutional investors, and has attended and spoken at numerous investor and industry analyst conferences. During his time at FORE, the company experienced extraordinary growth, going from $500 million in 1997 to $800 million in 1999.

"I'm extremely excited to be part of what may be the most aggressive plan for growth the market has seen in a long while," Haney said. "iGATE's plans to rapidly expand present me with the opportunity to leverage my understanding of emerging markets and assist in scaling these focused entities."

Prior to FORE Systems, Haney was the President and Co-Founder of The Gustine Company, a privately held commercial real estate development company that specialized in corporate and retail development. Gustine became the largest developer in Western Pennsylvania during his tenure.

According to Ashok Trivedi, iGATE Capital's president, "Bruce brings more than 20 years of solid business experience to iGATE, and it's the type of experience that is a pre-requisite for this small group of managers. We are being extremely cautious in the hiring of iGATE's Managing Directors; Bruce exceeds our expectations."

Haney currently also serves on the Board of Directors of Infosage, Inc. and CTR Systems, Inc., and is a member of the Board of Trustees of the Ellis School. He has a Master's Degree in Taxation from DePaul University and a Bachelor's degree in Economics from the University of Pennsylvania's Wharton School.

In addition to managing the financial needs of iGATE's new companies, he is responsible for providing support and guidance to its nine current operating subsidiaries:

Company                            Market
-------                            ------
Emplifi Consulting                 Enterprise Web Integration
Mascot Systems                     Web-Focused Offshore Services
Enterprise Network Solutions       Network Consulting
eJiva                              Customer Care Solutions/Internet Trading Solutions
Symphoni                           Web Marketing Solutions
IRG, Inc.                          Business Intelligence/Information Data Management
iGATE Europe                       Web Integration Services for the European Market
iProcess                           Web-based Business Process Outsourcing (offshore)
Extranet                           e-Vendor Management

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About iGATE Capital

iGATE Capital (NASDAQ: IGTE) creates, acquires and builds leading eServices companies in existing and emerging segments within the market. iGATE companies provide enterprise Web integration, network consulting, Customer Care and Internet Trading Solutions, Web-based Business Process Outsourcing Web-focused offshore services and eVendor Management to clients around the world. iGATE Capital has offices in New York, Atlanta and Pittsburgh. For more information, please click on www.igatecapital.com or call 1-887-410-GATE.
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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995: Statements made in this press release which are not historical facts, including those that refer to iGATE's plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, iGATE's ability to create, acquire, and build new businesses, to achieve collaboration among its existing business, to locate appropriate new opportunities for investment, and to scale its existing and any new businesses. For a more complete description of the risks that apply to iGATE's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 1999.